EXHIBIT 10.51


                   TRUST AGREEMENT - COCA COLA HOLDBACK TRUST

     This TRUST AGREEMENT - COCA COLA HOLDBACK TRUST, dated as of October 2, 2002 (this "Trust Agreement"), is entered into by and among COCA COLA DE PANAMA COMPANIA EMBOTELLADORA, S.A., a corporation ("sociedad anonima") organized and existing pursuant to the laws of the Republic of Panama (the "SETTLOR"), hereby represented by Roberto Ramon Vallarino Cox, Panamanian, of legal age, with personal identity card No. 8-137-229; BANCO GENERAL, S.A., a corporation organized and existing pursuant to the laws of the Republic of Panama (the "TRUSTEE"), hereby represented by Jean-Pierre Leignadier, Panamanian, of legal age, with personal identity card No. 8-390-635; FUNDACION PRO ACCIONISTAS MINORITARIOS DE COCA COLA DE PANAMA Y CERVECERIAS BARU-PANAMA, a private foundation organized and existing pursuant to the laws of the Republic of Panama, as Representative ("REPRESENTATIVE"), hereby jointly represented by Alvaro Arias, Panamanian, of legal age, with personal identity card No. 8-169-678, and Roberto Ramon Vallarino Cox, Panamanian, of legal age, with personal identity card No. 8-137-229, as Council Members acting jointly, duly authorized pursuant to Section 13 of its Foundation Charter, representing and acting on behalf of the shareholders of the Settlor who, in accordance with the Tender Offer Documents (as defined below) and in compliance with the laws of the Republic of Panama, accept the OPA (as defined below), do not revoke such acceptance and consummate such acceptance by tendering their common shares of Settlor (the "ACCEPTING SHAREHOLDERS"); and CA BEVERAGES, INC., a corporation ("sociedad anonima") organized and existing pursuant to the laws of the Republic of Panama ("CAB"), hereby represented by Han de Goederen, male, of legal age, citizen of the Netherlands, with passport No. Z01328951, duly authorized to execute this agreement pursuant to a resolution of the Board of Directors of CAB dated September 30, 2002.

     WHEREAS, on the date first written above Settlor and CAB have entered into a Share Subscription Agreement (the "SHARE SUBSCRIPTION AGREEMENT") whereby Settlor has agreed to issue and sell to CAB, who has agreed to purchase, three million nine hundred thirty-four thousand two hundred forty-six (3,934,246) newly issued no par value common shares of the Settlor (or such amount corresponding to fifty percent (50%) plus one share of the total issued and outstanding no par value common shares of the Settlor) (the "SHARES");

     WHEREAS, pursuant to the Share Subscription Agreement, the Settlor has agreed to launch a Public Tender Offer in the Republic of Panama (the "OPA") to acquire up to three million nine hundred thirty-four thousand two hundred forty-five (3,934,245) issued and outstanding no par value common shares of the Settlor; and

     WHEREAS, the execution and delivery of this Trust Agreement (including the deposit of the Trust Amount (as defined below)) is a condition to the consummation of the transactions contemplated by the Share Subscription Agreement.

     NOW, THEREFORE, Settlor, the Trustee, CAB and Representative hereby agree as follows:

1. Constitution of the Trust. Settlor, the Trustee, CAB and Representative hereby enter into an irrevocable trust agreement under the provisions of Law 1 of January 5, 1984 of the


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     Republic of Panama, which regulates trust agreements in the Republic of
     Panama, in order to guarantee payment to the Settlor for any General Loss (as defined below) or any Lawsuit Loss (as defined below).

2.   Objectives of the Trust. The objectives of this Trust are to:

     (a) permit the Trustee to pledge the Trust Assets to secure any guarantee required by applicable securities legislation in connection with the OPA;

     (b) maintain in trust (i) $4,603,066.65, representing US$1.17 per share of the total amount of shares that may be tendered in the OPA; and (ii) an additional amount equal to 7.5% of the Net Subject Property Per Share Amount (as defined in the Share Subscription Agreement) as contemplated by the third paragraph of Section 5.3 of the Share Subscription Agreement times 3,934,245 (all such amounts in clauses (i) and (ii) above are collectively referred to herein as the "HOLDBACK FUND"), as set out in the Share Subscription Agreement and in the prospectus (as may be amended from time to time) and the exhibits and schedules attached thereto that are delivered to shareholders in respect of the OPA (collectively, the "TENDER OFFER DOCUMENTS"), in order for the Trustee to use the Holdback Fund according to the terms and conditions of this Trust Agreement;

     (c) guarantee to Settlor that, upon consummation of the OPA, (i) the balance of the Trust Assets that is not retained with respect to shares of the Accepting Shareholders under the OPA shall be returned by the Trustee (on behalf of the Settlor) to CAB through a partial repurchase of the Shares from CAB, and (ii) all earnings accrued on the Trust Assets in accordance with Section 8 hereof shall be returned by the Trustee to the Settlor; and

     (d) provide for the return of the Trust Assets to CAB upon the occurrence of any of the events described in Section 10(b) hereof, through a repurchase of the Shares.

3. Appointment of Beneficiaries. Subject to Section 10(b) hereof, the Beneficiaries of this Trust and particularly of the Trust Assets shall be CAB and the Accepting Shareholders as provided for herein.

4. The Trust Amount. The "Trust Amount" initially shall be the aggregate amount set forth in Section 2(b)(i) hereof and which may be increased by the amount set forth in Section 2(b)(ii) hereof, all of which is given in trust, with irrevocable instructions as described in the form of instruction letter attached hereto as Exhibit A, to the Trustee by the Settlor.

5. Appointment of the Trustee; Deposit of Trust Amount. Settlor hereby constitutes and appoints the Trustee as, and the Trustee hereby agrees to assume and perform the duties of, the trustee under and pursuant to this Trust Agreement. The Trustee acknowledges receipt of an executed copy of the Share Subscription Agreement and, as of the date hereof, of the Trust Amount (except for the item referred to in Section 2(b)(ii) hereof) from Settlor as provided in the Share Subscription Agreement. Trustee hereby accepts such appointment and agrees to hold, invest and disburse the Trust Amount in accordance with this Trust Agreement.


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6.   The Trust Assets. The Trust Amount, all earnings accrued thereon in accordance with Section 7 hereof and any shares or other assets placed in trust in accordance with the terms of this Trust Agreement (the "TRUST ASSETS") shall be held by the Trustee, to be used as specifically provided in this Trust Agreement. Except as expressly provided in Section 13 hereof, the Trustee does not have any interest in the Trust Amount deposited hereunder or the Trust Assets but is serving as trustee only and having only possession thereof in that capacity.

7.   Investment of the Trust Assets; Taxes.

     (a) Unless and until the Trustee receives written instructions from CAB and the Representative as set forth below, the Trustee shall maintain the Trust Assets in an overnight account at Banco General, S.A., available for immediate use. As per written instructions of CAB and the Representative delivered to the Trustee, the Trustee shall directly invest and reinvest the Trust Assets, in any of the following kinds of investments, or in any combination thereof:

          (i) bonds or other obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities as agreed upon by CAB and the Representative, such maturities not to extend beyond the date on which this Trust Agreement terminates in accordance with Section 10 hereof (the "TERMINATION DATE");

          (ii) commercial paper of United States issuers rated, at the time of the Trustee's investment therein or contractual commitment providing for such investment, at least P-1 by Moody's Investors Service, Inc. ("MOODY'S") and A-1 by Standard & Poor's Corporation ("S&P") and having maturities as agreed upon by CAB and the Representative, such maturities not to extend beyond the Termination Date;

         (iii) demand or time deposits in, certificates of deposit of or bankers' acceptances issued by (A) Banco General, S.A. or a depository institution or trust company incorporated under the laws of Panama or the laws of the United States of America, any State thereof or the District of Columbia having a combined capital and surplus of US$10 billion, or (B) a Panamanian or United States branch office or agency of a foreign depository institution or trust company if, in any such case, the depository institution, trust company or office or agency is rated at least P-l by Moody's and A-1 by S&P (any such institution described in clause (A) or (B) being herein called a "PERMITTED BANK"), and having maturities as agreed upon by CAB and the Representative, such maturities not to extend beyond the Termination Date; or

          (iv) such other investments as CAB and the Representative shall jointly approve or direct in writing.


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               The written instructions for the investment shall be given by CAB and the Representative to the Trustee. The Trustee shall notify CAB and the Representative the amount of funds available to invest in accordance with this Section 7(a).

          (b) Each of the foregoing investments shall be made in the name of the Trustee in accordance with this Trust Agreement. Notwithstanding anything to the contrary contained herein, the Trustee may, without notice to CAB or the Representative, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for release of any portion of the Trust Assets permitted or required hereunder, and Trustee shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation.

          (c) The Trustee shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Trust Assets.

          (d) Any interest or other income received on such investment and reinvestment of the Trust Assets shall become part of the Trust Assets.

          (e) All taxes (except for income taxes of the Trustee arising from the Fees (as defined below)), if any, in respect of the Trust Assets shall be allocable among the parties as set forth in
               Section 13 hereof.

8. Claims Against the Trust Assets. The Trust Assets shall be used solely for payment of any action, cost, damage, disbursement, expense, fine, fee, liability, loss, deficiency, obligation, penalty or settlement of any nature, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims, whether in litigation or other proceedings or with respect to any action, and amounts paid in settlement that may be imposed on or otherwise incurred or suffered, directly or indirectly, by (i) any of CAB, Settlor, subsidiaries of Settlor (excluding Cervecerias Baru-Panama, S.A. and its subsidiaries) or any of their respective officers, directors, employees, agents or representatives and that arise in connection with any breach of, or inaccuracy in, any of the representations, warranties or covenants made by Settlor, or made or confirmed by the Accepting Shareholders, in the Share Subscription Agreement or Tender Offer Documents (a "GENERAL LOSS") or (ii) Settlor and its subsidiaries Ventas y Mercadeo, S.A. and Direccion y Administracion de Empresas, S.A. resulting from the lawsuit filed by Refrescos Nacionales, S.A. against the Settlor and its subsidiaries Ventas y Mercadeo, S.A. and Direccion y Administracion de Empresas, S.A. for alleged antitrust practices, to the extent such lawsuit is settled or is the subject of a final, non-appealable judgment (the "LAWSUIT LOSS"). For purposes hereof, any General Loss or Lawsuit Loss shall be referred to herein as a "LOSS" and together as "LOSSES".

     8.1  Claim for General Loss

     (a) If at any time prior to the Final Termination Date (as defined below), CAB determines that any of CAB, Settlor, subsidiaries of Settlor (excluding



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          Cervecerias Baru-Panama, S.A. and its subsidiaries) or any of their respective officers, directors, employees, agents or representatives has suffered a General Loss, or is reasonably likely to suffer a General Loss, CAB shall deliver to Representative a notice summarizing in reasonable detail the nature and amount of the General Loss. If the amount of a General Loss is not yet certain on the date of such notice, CAB shall provide a good faith estimate of the maximum General Loss likely to be incurred. The Loss specified or estimated in such notice shall be referred to herein as the "Owed Amount".

     (b) Concurrently with the delivery of any notice by CAB to the Representative of a Loss pursuant to Section 8.1(a) above, CAB will deliver to the Trustee a certificate in substantially the form of Exhibit B attached hereto (a "CERTIFICATE OF INSTRUCTION"). The Trustee shall give written notice to the Representative of its receipt of a Certificate of Instruction not later than two business days following receipt thereof, together with a copy of such Certificate of Instruction.

     (c) If Representative objects to any claim of CAB reflected in a Certificate of Instruction, Representative shall notify CAB, and CAB and Representative shall promptly review the claim together and attempt to address Representative's objections. If, within 15 days following CAB's delivery of the Certificate of Instruction to the Trustee (the "CONCILIATION PERIOD"), CAB and Representative agree that CAB's claim as reflected in the Certificate of Instruction should be modified, CAB and Representative shall execute jointly and deliver to the Trustee a Resolution Certificate in substantially the form attached as Exhibit C.

     (d) If, within the Conciliation Period, the Trustee receives a Resolution Certificate signed by both CAB and Representative, it shall promptly pay over to CAB from the Trust Assets, by wire transfer of immediately available funds to a bank account of CAB's designation, the Owed Amount set forth in the Resolution Certificate. If Trustee does not receive a Resolution Certificate signed by both CAB and Representative before expiration of the Conciliation Period, the Trustee shall, notwithstanding any objection by Representative or any other party, promptly upon expiration of the Conciliation Period pay over to CAB from the Trust Assets, by wire transfer of immediately available funds to a bank account of CAB's designation, the Owed Amount set forth in the Certificate of Instruction from the Trust Assets. Such obligation of the Trustee shall be absolute and unconditional.

     (e) If the Representative should dispute or object to the Loss claimed by CAB in the notice to Representative given pursuant to Section 8.1(a) or in the Certificate of Instruction, and CAB has not agreed during the Conciliation Period to modify its claim by executing a Resolution Certificate, Representative shall have no right to object to or prevent the disbursement of funds to CAB by the Trustee pursuant to
          Section 8.1(d). The Representative's sole recourse shall be to commence an arbitration action against CAB pursuant to Section 29 hereof to reclaim the amounts paid over to CAB by Trustee pursuant to the Certificate of Instruction. If, following any disbursement from the Trust Assets to CAB


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          pursuant to this Section 8.1, the actual amount of an estimated Loss is finally determined by CAB to be less than the Owed Amount specified with respect to such Loss and paid to CAB, CAB shall within ten (10) business days remit to Representative the amount by which the Owed Amount exceeded such actual Loss plus interest at a rate equal to the annual rate of return of the Trust Assets for the period of time during which CAB held the excess funds or, for any period of time after the Trust Assets have been fully disbursed, a rate of five percent (5%) per annum.

     8.2  Claims for Lawsuit Loss

     (a) If at any time prior to the Final Termination Date, the Settlor, Ventas y Mercadeo, S.A. or Direccion y Administracion de Empresas, S.A. has suffered any Lawsuit Loss, CAB shall deliver to Representative a copy of the judgment (including any form of settlement permitted under Panamanian law) issued by the corresponding court of justice, with the amount of the Lawsuit Loss. The Lawsuit Loss (including any interest thereon from the date incurred until the date of payment and reasonable attorneys' fees and other expenses) specified or estimated in such notice shall be referred to herein as the "Lawsuit Owed Amount".

     (b) Concurrently with the delivery of any notice by CAB to the Representative of a Lawsuit Loss pursuant to Section 8.2(a) above, CAB will deliver to the Trustee a Certificate of Instruction. The Trustee shall give written notice to the Representative of its receipt of a Certificate of Instruction not later than two business days following receipt thereof, together with a copy of such Certificate of Instruction.

     (c) Upon receipt of the Certificate of Instruction the Trustee shall promptly pay over to CAB from the Trust Assets, by wire transfer of immediately available funds to a bank account of CAB's designation, the Lawsuit Owed Amount set forth in the Certificate of Instruction.

     (d) Representative shall have no right to object to or prevent the disbursement of funds to CAB by the Trustee pursuant to this Section
          8.2. The Representative's sole recourse shall be to commence an arbitration action against CAB pursuant to Section 29 hereof to reclaim the amounts paid over to CAB by Trustee pursuant to this
          Section 8.2.

     8.3. Notwithstanding anything in this Section 8 to the contrary, (i) the Trustee shall not be required to make any payments to CAB for any Loss if all amounts in the Trust Assets have been released or otherwise previously distributed and (ii) CAB shall have no right to claim a Loss hereunder prior to the earlier of (A) the date of the closing of the OPA and (B) December 31, 2002.

9.   Release of Trust Assets.

     (a) Promptly after the expiration of the relevant acceptance period of the OPA as set forth in the Tender Offer Documents (the "ACCEPTANCE TERMINATION DATE"), the


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          Trustee shall notify CAB of the amount of the Trust Assets not to be retained on behalf of the Accepting Shareholders. During the thirty
          (30) day period after CAB's receipt of such notice, CAB shall have the right to exchange such number of its Shares as CAB shall determine for all or a portion of the remaining Trust Amount, based on a per share price of the greater of $22.55 or the Adjusted Coca Cola OPA Purchase Price (as defined in the Share Subscription Agreement). In order to exercise the exchange rights granted hereby, CAB shall deliver notice to the Trustee together with a certificate representing the Shares and an assignment or endorsement thereof with respect to the number of Shares to be exchanged. Promptly thereafter, Trustee shall pay to CAB an amount equal to the number of exchanged Shares times the greater of $22.55 or the Adjusted Coca Cola OPA Purchase Price (as defined in the Share Subscription Agreement).

     (b) Fifty-three and one-third percent (53.33%) of the Trust Assets will be held by the Trustee for the recovery of Losses until the date which is twenty-four (24) months after the earlier of (A) the date of the closing of the OPA and (B) December 31, 2002 and (ii) forty-six and two-thirds percent (46.67%) of the Trust Assets will be held by the Trustee for the recovery of Losses until the date on which the lawsuit filed by Refrescos Nacionales, S.A. against the Settlor and its subsidiaries Ventas y Mercadeo, S.A. and Direccion y Administracion de Empresas, S.A. for alleged antitrust practices is settled or is the subject of a final, non-appealable judgment (the earlier of the dates described in clauses (i) and (ii) shall be referred to herein as the "INITIAL TERMINATION DATE" and the later of such dates, the "FINAL TERMINATION DATE"); provided, however, that such lawsuit shall not be settled without the consent of the Representative, such consent not to be unreasonably withheld, and any dispute relating to the granting or withholding of such consent shall be governed by Section 29 hereof; provided further, if any claims for Losses are pending as of the Initial Termination Date or the Final Termination Date, as the case may be, then such date shall be extended to such time as all such claims have been fully satisfied or otherwise disposed.

10.  Termination.

     (a) Subject to Section 10(b), this Trust Agreement, and all obligations of the Trustee hereunder shall terminate on the earliest of: (i) the Final Termination Date, (ii) such earlier date on which all of the Trust Assets shall have been disbursed in accordance with the terms of this Trust Agreement, or (iii) the date on which CAB and Representative jointly notify the Trustee in writing of their intent to terminate the Trust Agreement, subject to the Trustee's consent (such consent not to be unreasonably withheld). In connection with termination of this Trust Agreement in accordance with this Section 10(a), upon payment of all Fees due to the Trustee, the Trust Assets then held hereunder shall be distributed pro rata for the benefit of the Accepting Shareholders, based upon the amount of shares tendered by each such Accepting Shareholder in the acceptance of the OPA. For that purpose, Banco General, S.A. or another qualified financial institution appointed by Settlor to serve as the paying agent of the OPA (the "PAYING AGENT") shall certify (the "PAYING AGENT CERTIFICATION") to the Trustee the

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          number of shares that each such Accepting Shareholder has tendered and sold and the aggregate amount to be paid to each such Accepting Shareholder (the "CERTIFIED AMOUNT") pursuant to the Tender Offer Documents. Promptly after the Acceptance Termination Date and receipt of the Paying Agent Certification, the Trustee shall deliver the Certified Amount to the Paying Agent.

     (b) If CAB exercises its rights of rescission under Section 5.9(a) of the Share Subscription Agreement, then (a) CAB (if such exercise shall occur during the Unconditional Period (as defined in the Share Subscription Agreement)) or CAB and Representative jointly (if such exercise shall not occur during the Unconditional Period) shall send notice of such exercise to the Trustee in the form attached as Exhibit D-1 or Exhibit D-2 hereto, as the case may be, (b) together with the delivery of such notice as described in clause (a) above, CAB shall deliver to the Trustee a copy of the certificate delivered pursuant to
          Section 10 of the Trust Agreement- Coca Cola OPA Trust, dated as of the date hereof among the parties hereto, (c) the Trustee shall deliver to CAB all of the Trust Assets (net of Fees due to the Trustee) by wire transfer in immediately available funds, and (d) this Trust Agreement and all obligations of the Trustee hereunder shall terminate.

11. Duties and Obligations of the Trustee. The duties and obligations of the Trustee shall be limited to and determined solely by the provisions of this Trust Agreement and the certificates delivered in accordance herewith, and the Trustee is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

     (a) The Trustee shall not be liable for any loss of interest or earnings sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Trust Assets prior to its maturity effected in order to make a payment required by the terms of this Trust Agreement;

     (b) The Trustee shall be fully protected in relying in good faith upon any written certification, instruction, notice, direction, request, waiver, consent, receipt or other document that the Trustee reasonably believes to be genuine and duly authorized, executed and delivered;

     (c) The Trustee shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Trust Agreement, the Trustee shall be liable for its willful misconduct or gross negligence;

     (d) The Trustee may seek the advice of legal counsel selected with reasonable care (provided that the selection of such legal counsel shall require CAB's prior written consent, such consent not to be unreasonably withheld) in the event of any dispute or question as to the construction of any of the provisions of this Trust


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          Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

     (e) In the event that the Trustee shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep the property affected by such uncertainty safely held in trust until it shall be directed otherwise in writing by CAB and the Representative; provided, however, in the event that the Trustee has not received such written direction within thirty (30) days after requesting the same, it shall have the right to submit the issue to arbitration in accordance with Section 29 hereof; and

     (f) The Trustee may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care. Nothing in this Trust Agreement shall be deemed to impose upon the Trustee any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the Republic of Panama and the Trustee shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Trust Agreement or of any agreement amendatory or supplemental hereto.

     (g) The Trustee shall issue, or shall cause a financial institution (including Banco General, S.A.) to issue, a letter or a bank guarantee confirming the availability of sufficient funds to settle the obligations derived from the OPA, as required by applicable securities legislation of the Republic of Panama.

12. Cooperation. Settlor, CAB and Representative shall provide to the Trustee all instruments and documents within their respective powers to provide that are necessary for the Trustee to perform its duties and responsibilities hereunder.

13.  Fees and Expenses; Indemnity.

     (a) Notwithstanding anything in this Section 13 to the contrary, the Trustee is authorized to deduct from earnings on the Trust Amount an acceptance fee of $10,000, and an annual fee of $15,000, both payable upon execution of this Trust Agreement. The annual fee will be payable thereafter on each anniversary of the execution of this Trust Agreement. The Trustee will charge a fee of $4 per check for payments to the Beneficiaries (as set forth in Section 3 hereof) and Settlor upon liquidation of the Trust. The Trustee also shall be entitled to receive reasonable and customary out-of-pocket expenses incurred in connection with the performance of its duties hereunder. The fees, costs and expenses described in this Section 13(a) shall be referred to herein as "FEES".


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     (b)  The Trustee is authorized to, and may disburse to itself from the earnings on the Trust Amount, from time to time, the amount of any Fees due and payable to it hereunder. If for any reason such earnings are insufficient to cover such Fees, CAB shall pay within the following thirty (30) days such amounts to make up such shortfall to Trustee upon the presentation of an itemized invoice. The Trustee shall notify CAB and Representative of any disbursement from the Trust Assets to itself in respect of any Fees under any provision of this Trust Agreement and shall furnish to CAB and Representative copies of all related invoices and other statements.

     (c) Prior to the consummation or termination of the OPA, CAB shall be liable for and shall reimburse and indemnify Trustee (and any predecessor Trustee) and hold Trustee harmless from and against one-half (1/2) of any and all claims, losses, actions, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) arising from or in connection with Trustee's administration of, or performance of duties and obligations pursuant to, this Trust Agreement; provided, however, that notwithstanding the foregoing, CAB shall not be required to indemnify the Trustee for any such claims, losses, actions, liabilities, costs, damages or expenses caused by its own gross negligence or own willful misconduct. In addition, when the Trustee acts on any information, instructions or communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telephone, telex or facsimile, the Trustee, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication or is not in the form CAB sent or intended to send (whether due to fraud, distortion or otherwise). The Trustee shall have the right to offset an amount equal to one-half (1/2) of any indemnifiable claims, losses, actions, liabilities, costs, damages or expenses described above against the Trust Assets.

     (d) Settlor shall be liable for one hundred percent (100%) of all indemnifiable claims, losses, actions, liabilities, costs, damages or expenses described in Section 13(c) above after consummation of the OPA (including payment of the Certified Amount to the Paying Agent) or termination of the OPA, and the Trustee will have no right to offset any amount thereof against the Trust Assets.

     (e) Notwithstanding anything in this Section 13 to the contrary, all of CAB's compensation, reimbursement and indemnification obligations set forth in this Section 13 shall be payable by CAB upon demand by the Trustee, and the failure of CAB to fund such obligations shall give rise to the right of the Trustee to offset any such unpaid amounts against payments otherwise due to CAB pursuant to this Trust Agreement. The obligations of CAB under this Section 13 shall survive any termination of this Trust Agreement and the resignation or removal of Trustee.

14.  Resignation and Removal of the Trustee.

     (a) The Trustee may resign as such thirty (30) calendar days following the giving of written notice thereof to CAB and Representative. In addition, the Trustee may be removed and replaced on a date designated in a written instrument signed by CAB and Representative and delivered to the Trustee. In the case of either such resignation or removal, CAB and the Representative jointly shall appoint a branch or affiliate located in the Republic of Panama of one of HSBC, BNP Paribas or Citibank, N.A. as the successor Trustee. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor Trustee has acknowledged its appointment as such as provided in Section 14(c). In either event, upon the effective date of such resignation or removal, the Trustee shall deliver the property comprising the Trust Assets (net of any Fees due to the Trustee) to such successor Trustee, together with such records maintained by the Trustee in connection with its duties hereunder and other information with respect to the Trust Assets as such successor may reasonably request.

     (b) If a successor Trustee shall not have acknowledged its appointment as such as provided in Section 14(c), in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Trustee's removal, as the case may be, because CAB and Representative are unable to agree on a successor Trustee, or for any other reason, the successor Trustee shall be appointed from the first of HSBC, BNP Paribas and Citibank, N.A. (in such order) to acknowledge its appointment as such, and such appointment shall be binding upon all of the parties to this Trust Agreement.

     (c) Upon written acknowledgment by a successor Trustee appointed in accordance with the foregoing provisions of this Section 14 of its agreement to serve as Trustee hereunder and the receipt of the property then comprising the Trust Assets, the Trustee shall be fully released and relieved of all duties, responsibilities and obligations under this Trust Agreement, subject to the provision contained in
          Section 11(c) and such successor Trustee shall for all purposes hereof be the Trustee.

15.  Notices.

     Any notices or another communication under this Trust Agreement, must be given in writing and be (a) delivered to the address indicated hereinafter; (b) transmitted by facsimile, provided that any notice given in this form must also be sent by mail as provided in clause (c); or (c) sent by mail with 48 hour delivery (courier), or by certified or registered mail, postage paid and receipt confirmation requested as follows:

If to Settlor:

COCA COLA DE PANAMA CIA. EMBOTELLADORA, S.A.
Apartado 4411, Zona 5

Urbanizacion Industrial, Via Ricardo J. Alfaro
Panama, Republic of Panama
Attn: Joaquin J. Vallarino Jr.
Facsimile: 507-236-5727

with copies (which shall not constitute notice) to:

ARIAS, ALEMAN & MORA
Apartado 8799, Zona 5
Calle 50 y Calle 74, San Francisco
Edificio PH Interfinanzas, Piso 16
Panama, Republic of Panama
Attn: Alvaro Arias
Facsimile: 507-270-0174

and

ARIAS, FABREGA & FABREGA
Apartado 6307, Zona 5
Calle 50 y Calle 53, Marbella
Edificio PH 2000, Piso 16
Panama, Republic of Panama
Attn: Francisco Arias G.
Facsimile: 507-205-7001

If to the Trustee, to:

BANCO GENERAL, S.A.
APDO. 4592 Panama 5, Republic of Panama
Calle Aquilino de la Guardia y Avenida 5ta B Sur
Torre Banco General
Attn: Jean Pierre Leignadier
Facsimile:  507-265-0291

If to the Representative, to:

FUNDACION PRO ACCIONISTAS MINORITARIOS DE COCA COLA DE PANAMA Y
CERVECERIAS BARU-PANAMA
c/o Arias, Fabrega & Fabrega
Apartado 6307, Zona 5
Calle 50 y Calle 53, Marbella
Edificio PH 2000, Piso 16
Panama, Republic of Panama
Attn: Alvaro Arias and Roberto R. Vallarino C., c/o Francisco Arias G.
Facsimile: 507-205-7001

with a copy (which shall not constitute notice) to:

ARIAS, FABREGA & FABREGA
Apartado 6307, Zona 5
Calle 50 y Calle 53, Marbella
Edificio PH 2000, Piso 16
Panama, Republic of Panama
Attn: Francisco Arias G.
Facsimile: 507-205-7001

If to CAB, addressed to:

CA BEVERAGES, INC.
c/o TAPIA, LINARES & ALFARO
P.O. Box 7412
Edificio Plaza 2000, 4th Floor
Avenida Gral. Nicanor A. de Obarrio (Calle 50)
Panama, Republic of Panama
Attn:  Eloy Alfaro / Mario E. Correa
Facsimile: (507) 263-5305

with copies (which shall not constitute notice) to:

HEINEKEN INTERNATIONAL B.V.
Tweede Weteringplantsoen 21
P.O. Box 28, 1000 AA
Amsterdam, Netherlands
Attn: Rene Hooft Graafland
Facsimile: +31-20-523-9790

PANAMCO L.L.C.
701 Waterford Way
Suite 800
Miami, FL  33126
Attn:  General Counsel
Facsimile:  (786) 388-8191

FABREGA BARSALLO MOLINO & MULINO
Omega Bldg., M Floor
Samuel Lewis Ave. & 53rd St.
P.O. Box 4493, Panama 5, Rep. of Panama
Attn: Juan Pablo Fabrega/Jose Raul Mulino
Facsimile: (507) 263-6983

and

TAPIA, LINARES & ALFARO
P.O. Box 7412
Edificio Plaza 2000, 4th Floor

Avenida Gral. Nicanor A. de Obarrio (Calle 50)
Panama, Republic of Panama
Attn: Eloy Alfaro / Mario E. Correa
Facsimile: (507) 263-5305

or to any other address or to any other person that any party has appointed in last instance through a notice to the other party. Each one of the referred notices or communications will be effective (i) if given by facsimile, when transmitted to the corresponding number specified in (or according to) this
Section 15 and the sender device confirms sending and receipt; (ii) if sent by 48 hour delivery mail, two (2) working days and, if sent by certified or registered mail, seven (7) working days after placed in the mail with first class postage paid, addressed as previously explained; or (iii) if issued by any other means, when actually received at the address mentioned.

16. Bankruptcy of Settlor. In the event that there shall be filed by or against the Settlor in any court pursuant to the bankruptcy laws of Panama or any other similar foreign, federal or state law providing for bankruptcy, insolvency, receivership or protection from creditors (collectively, the "BANKRUPTCY LAWS"), a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of the assets of Settlor, Settlor will be deemed to have waived, and therefore will not assert, any and all rights, remedies and recourses under the Bankruptcy Laws with respect to the Trust Assets, and the Trust Assets shall continue to be administered pursuant to the terms of this Trust Agreement, irrespective of such filing.

17. Severability. To the extent any provision of this Trust Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Trust Agreement.

18. Amendments, etc. This Trust Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of all of the parties hereto. No waiver by any party of any term or condition contained in this Trust Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Trust Agreement on any future occasion.

19. Entire Agreement. This Trust Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Trust Assets and administration of the Trust Assets and sets forth in their entirety the obligations and duties of Trustee with respect to the Trust Assets; provided that any capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Share Subscription Agreement.

20. Binding Effect. All of the terms of this Trust Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

21. Representations and Warranties. CAB, Settlor and Representative each hereby represent and warrant (a) that this Trust Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Trust Agreement by CAB, Settlor and Representative do not and will not violate any applicable law or regulation.

22. Assignments. No party may assign any of its rights or obligations under this Trust Agreement without the prior written consent of the other parties, provided that no such consent shall be required for any such assignment by CAB to any of the Sponsors (as defined in the Share Subscription Agreement) or any direct or indirect subsidiary of the Sponsors.

23. Execution in Counterparts; Facsimile Signatures. This Trust Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. Facsimile signatures shall be treated as originals

24. Governing Law. This Trust Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Trust Agreement shall be governed and construed in accordance with the laws of the Republic of Panama without regard to conflicts of law or private international law rules.

25. Domicile The parties choose as domicile for the Trust the city of Panama, Republic of Panama.

26. Business Day. For all purposes of this Trust Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the Republic of Panama are authorized or obligated to close.

27. Headings. The headings used in this Trust Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

28. Resident Agent of the Trust. In compliance with Section 9 of article 9, of Law No. 1 of 1984, the law firm Tapia Linares & Alfaro, with address at P.O. Box 7412, Edificio Plaza 2000, 4th Floor, Avenida Gral. Nicanor A. de Obarrio (Calle 50), Panama, Republic of Panama, is hereby appointed as the Resident Agent for this Trust.

29. Arbitration. Any controversy, dispute or claim between the parties arising out of or related to this Trust Agreement, or the breach hereof, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce ("ICC"). The dispute shall be referred to arbitration before a panel of three arbitrators, one of whom shall be selected by CAB, one of whom shall be selected by Representative and the remaining arbitrator to be mutually selected by the other two arbitrators, provided that if the amount in controversy is less than US$250,000, there shall be one arbitrator appointed as provided in the rules of the ICC. Each arbitrator shall be fully bi-lingual in English and Spanish and is qualified to practice law in a civil law jurisdiction. Any such arbitration shall be conducted in Panama City, Republic of Panama. The arbitrators shall have the power to decide on its own subject matter jurisdiction. The award rendered by the arbitrator(s) shall be at law (and not in equity), shall be subject to the limitations on liability provided in this Trust Agreement and shall be final, and judgment may be entered upon it in accordance with law in any court having jurisdiction thereof. The parties waive, to the fullest extent permitted by applicable law, and agree not to invoke or exercise, any rights to appeal, review or impugn such decision or award by any court or tribunal. Any party shall be entitled to seek interim measures of protection in the form of pre-award attachment of assets or injunctive relief. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Trust Agreement and that the parties hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach and the parties further agree to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Trust Agreement but shall be in addition to all other remedies available at law or equity to CAB. At any hearing of oral evidence, each party shall have the right to present and examine its witnesses and to cross-examine the witnesses of the other party and each party shall have the right to conduct reasonable discovery of the other party.

30. Language. This Trust Agreement has been negotiated and executed in English. The parties acknowledge that a translation into Spanish may be required for purposes of filings with governmental authorities; in such case, the parties shall agree on Spanish translation by initialing the same. The parties agree that, in case of conflict between the English and Spanish translations of this Trust Agreement, the English version shall govern.

31. No Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Trust Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed in New York, New York, USA, as of the date first above written.



                                       "SETTLOR"

                                       COCA COLA DE PANAMA COMPANIA
                                       EMBOTELLADORA, S.A.,


                                       By:
                                           /s/ Roberto Ramon Vallarino Cox
                                           ------------------------------------
                                           Name:  Roberto Ramon Vallarino Cox
                                           Title: Vice President and Director



                                       "TRUSTEE"


                                       BANCO GENERAL, S.A.


                                       By:
                                           /s/ Jean-Pierre Leignadier
                                           ---------------------------------
                                           Name:  Jean-Pierre Leignadier
                                           Title: Attorney-in-Fact



                                       "REPRESENTATIVE"


                                       FUNDACION PRO ACCIONISTAS MINORITARIOS
                                       DE COCA COLA DE PANAMA Y CERVECERIAS
                                       BARU-PANAMA



                                       By:
                                           /s/ Alvaro Arias
                                           ---------------------------------

                                       By:
                                           /s/ Roberto Ramon Vallarino Cox
                                           ---------------------------------
                                           Name:  Alvaro Arias
                                                  Roberto Ramon Vallarino Cox
                                           Title: Authorized Representatives

                                  "CAB"


                                  CA BEVERAGES, INC.


                                  By:
                                      /s/ Han de Goederen
                                      --------------------------------------
                                      Name:  Han de Goederen
                                      Title: President


                                  TAPIA LINARES & ALFARO,
                                  as Resident Agent of the Trust Agreement


                                  By:
                                     /s/ Eloy Alfaro de Alba
                                     --------------------------------------
                                     Name: Eloy Alfaro de Alba

                                    EXHIBIT A

                           FORM OF INSTRUCTION LETTER

To

BANCO GENERAL, S.A.
APDO. 4592 Panama 5, Republic of Panama
Calle Aquilino de la Guardia y Avenida 5ta B Sur
Torre Banco General
Attn: Jean Pierre Leignadier

as Trustee

     The undersigned Coca Cola de Panama Compania Embotelladora, S.A. ("Settlor"), pursuant to the Trust Agreement - Coca Cola Holdback Trust, dated as of October 2, 2002, among Settlor, CA Beverages, Inc., Fundacion Pro Accionistas Minoritarios de Coca Cola de Panama y Cervecerias Baru-Panama, as Representative, and you (terms defined in said Trust Agreement have the same meanings when used herein), hereby irrevocably instructs you to credit the funds in the sum of US$________________, transferred to you from our account number 03-01-01-012584-0 to the trust in accordance with the terms of said Trust Agreement.

                                  COCA COLA DE PANAMA COMPANIA
                                  EMBOTELLADORA, S.A.,


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                    EXHIBIT B

                           CERTIFICATE OF INSTRUCTION

To

BANCO GENERAL, S.A.
APDO. 4592 Panama 5, Republic of Panama
Calle Aquilino de la Guardia y Avenida 5ta B Sur
Torre Banco General
Attn: Jean Pierre Leignadier

as Trustee

     The undersigned, CA Beverages, Inc. ("CAB"), pursuant to Section [8.1(b)][8.2(b)] of the Trust Agreement - Coca Cola Holdback Trust, dated as of October 2, 2002, among CAB, Coca Cola de Panama Compania Embotelladora, S.A., Fundacion Pro Accionistas Minoritarios de Coca Cola de Panama y Cervecerias Baru-Panama, as Representative (the "Representative"), and you (terms defined in said Trust Agreement have the same meanings when used herein), hereby:

     (a) certifies that (i) CAB has sent to the Representative a notice of Loss under Section [8.1(a)][8.2(a)] of the Trust Agreement, a copy of which is attached hereto, and (ii) the amount of $________________________ (the "[Lawsuit] Owed Amount") is payable to CAB by reason of the matter described in such notice to Representative; and

     (b) instructs you to pay to CAB from the Trust Assets in accordance with the terms of Section [8.1(d)][8.2(c)] of the Trust Agreement the [Lawsuit] Owed Amount, by wire transfer of immediately available funds to CAB's account at ________________________,
          ________________________, ______________, ______________ (Account
          No.________________________).



                                  CA BEVERAGES, INC.


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

Dated:  __________, _____

                                    EXHIBIT C

                             RESOLUTION CERTIFICATE

To

BANCO GENERAL, S.A.
APDO. 4592 Panama 5, Republic of Panama
Calle Aquilino de la Guardia y Avenida 5ta B Sur
Torre Banco General
Attn: Jean Pierre Leignadier

as Trustee

     The undersigned, CA Beverages, Inc. ("CAB"), and Fundacion Pro Accionistas Minoritarios de Coca Cola de Panama y Cervecerias Baru-Panama, as Representative (the "Representative"), pursuant to Section 8.1(c) of the Trust Agreement - Coca Cola Holdback Trust, dated as of October 2, 2002, among CAB, Coca Cola de Panama Compania Embotelladora de Panama, S.A., the Representative, and you (terms defined in said Trust Agreement have the same meanings when used herein), hereby:

     (a) certify that CAB and Representative have, after further discussion of the matter described in the Certificate of Instruction dated ____________________ agreed upon an Owed Amount different from the amount specified in the Certificate of Instruction. Accordingly, the final Owed Amount with respect to the matter described in such Certificate is $______________;

     (b) instruct you to pay to CAB from the Trust Assets the final Owed Amount referred to in paragraph (a) above, by wire transfer of immediately available funds to CAB's account at _______________, _______________,
          (Account No.: _____), within two business days of your receipt of this Certificate; and

     (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the final Owed Amount referred to in paragraph (a) above, shall be deemed not payable to CAB and such Certificate of Instruction is hereby cancelled.

                                  CA BEVERAGES, INC.


                                  By:___________________________________________
                                  Name:_________________________________________
                                                [Please Print]

                                  FUNDACION PRO ACCIONISTAS MINORITARIOS DE COCA COLA DE PANAMA Y CERVECERIAS BARU-PANAMA


                                  By:___________________________________________
                                  Name:_________________________________________
                                                [Please Print]

                                   EXHIBIT D-1

                           NOTICE OF EARLY TERMINATION


To

BANCO GENERAL, S.A.
APDO. 4592 Panama 5, Republic of Panama
Calle Aquilino de la Guardia y Avenida 5ta B Sur
Torre Banco General
Attn: Jean Pierre Leignadier

as Trustee

     The undersigned, CA BEVERAGES, INC. ("CAB"), pursuant to Section 10 of the Trust Agreement - Coca Cola Holdback Trust, dated as of October 2, 2002, among CAB, Coca Cola de Panama Compania Embotelladora de Panama, S.A. (the "Settlor"), Fundacion Pro Accionistas Minoritarios de Coca Cola de Panama y Cervecerias Baru-Panama, as Representative (the "Representative"), and you (terms defined in said Trust Agreement have the same meanings when used herein), hereby:

     (a) certifies that CAB has exercised its option under Section 5.9 of the Share Subscription Agreement during the Unconditional Period (as defined therein) to rescind the sale of the Shares;

     (b) irrevocably instructs you to pay to CAB the full amount of the Trust Assets on behalf of the Settlor as full consideration for the repurchase of the Shares in accordance with the terms of Section 5.9 of the Share Subscription Agreement, by wire transfer of immediately available funds to CAB's account at ________________________, ________________________, ______________, ______________ (Account
          No.________________________); and

     (c) encloses a copy of (i) the Notice of Early Termination delivered pursuant to Section 10 of the Trust Agreement - Coca Cola OPA Trust, dated as of October 2, 2002 among CAB, the Settlor, the Representative and you and (ii) the certificate representing the Shares duly endorsed by us in blank.

                                  CA BEVERAGES, INC.


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

Dated:  __________, _____

           [a copy of this notice is to be remitted to Representative]

                                   EXHIBIT D-2

                           NOTICE OF EARLY TERMINATION

To

BANCO GENERAL, S.A.
APDO. 4592 Panama 5, Republic of Panama
Calle Aquilino de la Guardia y Avenida 5ta B Sur
Torre Banco General
Attn: Jean Pierre Leignadier

as Trustee

     The undersigned, CA BEVERAGES, INC. ("CAB") and Fundacion Pro Accionistas Minoritarios de Coca Cola de Panama y Cervecerias Baru-Panama, as Representative ( the "Representative"), pursuant to Section 10 of the Trust Agreement - Coca Cola Holdback Trust, dated as of October 2, 2002, CAB, Coca Cola de Panama Compania Embotelladora de Panama, S.A. (the "Settlor"), Representative, and you (terms defined in said Trust Agreement have the same meanings when used herein), hereby:

     (a) certify that CAB, with the unanimous approval of all of the members of Board of Directors of Settlor and the approval of Representative, has exercised its option under Section 5.9 of the Share Subscription Agreement outside of the Unconditional Period to rescind the sale of the Shares;

     (b) irrevocably instruct you to pay to CAB the full amount of the Trust Assets on behalf of the Settlor as full consideration for the repurchase of the Shares in accordance with the terms of Section 5.9 of the Share Subscription Agreement, by wire transfer of immediately available funds to CAB's account at ________________________, ________________________, ______________, ______________ (Account
          No.________________________); and

     (c) encloses a copy of (i) the Notice of Early Termination delivered pursuant to Section 10 of the Trust Agreement - Coca Cola OPA Trust, dated as of October 2, 2002 among CAB, the Settlor, the Representative and you and (ii) the certificate representing the Shares duly endorsed by us in blank.



                                  CA BEVERAGES, INC.



                                  By:___________________________________________
                                  Name:_________________________________________
                                                [Please Print]

                                  FUNDACION PRO ACCIONISTAS MINORITARIOS DE COCA COLA DE PANAMA Y CERVECERIAS BARU-PANAMA


                                  By:___________________________________________
                                  Name:_________________________________________
                                                [Please Print]